SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Check the appropriate box:
|X|     Preliminary Information Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

|_| Definitive Information Statement

LIUSKI INTERNATIONAL, INC.
(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                       P R E L I M I N A R Y    C O P Y

                           LIUSKI INTERNATIONAL, INC.
                               6585 Crescent Drive
                             Norcross, Georgia 30071

                              INFORMATION STATEMENT
                              (Dated June , 1998)

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE AMENDMENT, DEFINED BELOW, HAS ALREADY BEEN APPROVED BY WRITTEN CONSENT OF MR. DUKE LIAO WHO OWNS A MAJORITY OF THE COMPANY'S OUTSTANDING SHARES OF COMMON STOCK. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

                                     GENERAL

     This Information Statement is first being furnished on or about June , 1998 to holders of record as of the close of business on June 3, 1998 of the common stock, $.01 par value per share ("Common Stock"), of Liuski International, Inc., a Delaware corporation (the "Company"), in connection with the amendment (the "Amendment") of the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), (a) to effect a two-for-five reverse split of the issued and outstanding shares of Common Stock, and (b) to decrease the total number of shares of Common Stock which the Company has authority to issue from 20,000,000 to 8,000,000.

     The Board of Directors of the Company (the "Board") has approved, and Mr. Duke (Chih-Hung) Liao ("Liao"), the Chairman, President and Chief Executive Officer of the Company, who owned 8,929,053 shares (approximately 77.5%) of the 11,525,958 shares of Common Stock outstanding as of May 28, 1998, has consented in writing to, the Amendment. Such approval and consent are sufficient under
Section 228 of the Delaware General Corporation Law and the Company's By-Laws to approve the Amendment. Accordingly, the Amendment will not be submitted to the other Company stockholders for a vote and this Information Statement is being furnished to stockholders solely to provide them with certain information concerning the Amendment in accordance with the requirements of Delaware law and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, including particularly Regulation 14C.

     The Amendment will be effective on the date that a Certificate of Amendment of the Certificate of Incorporation with respect to the Amendment is filed with the Secretary of State of the State of Delaware. This filing is expected to occur on July 1, 1998.

     The principal executive offices of the Company are located at 6585 Crescent Drive, Norcross, Georgia 30071, and the Company's telephone number is (770) 447-9454.

                           AMENDMENT TO THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
      TO EFFECT A 2-FOR-5 REVERSE SPLIT OF THE OUTSTANDING COMMON STOCK AND
                 TO DECREASE THE NUMBER OF AUTHORIZED SHARES OF
                    COMMON STOCK FROM 20,000,000 TO 8,000,000



     The Board has approved the Amendment to effect a two-for-five reverse split ("Reverse Split") of the issued and outstanding shares of Common Stock, par value $.01 per share ("Existing Common"), and to decrease the total number of shares of Common Stock which the Company has authority to issue from 20,000,000 to 8,000,000. A copy of the Certificate of Amendment effecting the Reverse Split, in substantially the form to be filed with the Department of State of Delaware, is provided below. Liao, the majority stockholder of the Company as of the date of this Information Statement, has consented to the Reverse Split and to the Amendment, which is expected to become effective on July 1, 1998 (the "Effective Date"). Pursuant to the Reverse Split, each share of Existing Common issued and outstanding immediately prior to the Effective Date will be reclassified as, and exchanged for, two-fifths of one share of newly issued Common Stock, par value $.01 ("New Common").

     The Reverse Split will not materially affect the proportionate equity interest in the Company of any holder of Existing Common or the relative rights, preferences, privileges or priorities of any such stockholder. In addition, the approximately 309,200 shares issuable upon exercise of the Company's outstanding options, and the exercise price per share, will be proportionately adjusted, and the par value per share of the Common Stock will not be changed.


Purpose and Effect of the Reverse Split

     The Reverse Split is proposed by the Board in response to notification by The Nasdaq Stock Market, Inc. ("Nasdaq") that the Existing Common is subject to being de-listed from the Nasdaq National Market ("National Market") because Nasdaq's per share minimum closing bid price of $1.00 has not been sustained for the Existing Common for at least ten consecutive trading days and the Company fails to meet the minimum market value of public float of $5,000,000. Nasdaq defines public float as the nubmer of shares of Common Stock outstanding which is not owned by officers, directors or 10% stockholders of the Company. On May 21, 1998, the closing bid price of the Existing Common was $0.9375 per share, the Company's public float was approximately 2,567,000 shares and the market value of such public float was approximately $2,406,000 based upon such closing bid price.

     In the event the company is not able to meet the maintenance requirements of the National Market, the Company intends to make application for the transfer of the Common Stock listing from the National Market to The Nasdaq SmallCap Market (the "SmallCap Market") whose minimum requirements for entry applicable to the Company are, among others, $1.00 per share bid price and market value of public float of $1,000,000. While the Company currently does not meet the $1.00 minimum bid price requirement of the SmallCap Market, the Reverse Split should positively affect the trading price per share of the New Common. The Company believes that it satisfies all oth er SmallCap Market listing criteria. The Board believes that maintaining a Nasdaq listing is important to the Company and its stockholders and that it is in the best interest of the Company and its stockholders that the Reverse Split be effected in order to permit the Company to do so. However, there can be no assurance that the Company will meet in the future all of the entry standards for the SmallCap Market or that Nasdaq will accept an application for listing the New Common on the SmallCap Market.

     An additional effect of the Reverse Split will be to decrease the number of issued and outstanding shares of Common Stock from 11,525,958 shares of Existing Common as of the date of this Information Statement to approximately 4,610,300 shares of New Common. No assurance can be given, however, that the market price of the New Common will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split.

     The Company does not anticipate any change in the Company's status as a reporting company for federal securities law purposes as a result of the Reverse Split.

     The New Common issued pursuant to the Reverse Split will be fully paid and non-assessable. All shares of New Common will have the same par value, voting rights and other rights as shares of the Existing Common have. Stockholders of the Company do not have preemptive rights to acquire additional shares of Common Stock which may be issued. In addition, the filing of the Amendment will lower the number of currently authorized shares of the Common Stock from 20,000,000 to
8,000,000.   The  Certificate  of  Incorporation  will  continue  to  authorize
1,000,000 shares of preferred stock, par value $.01, of which none are currently issued or outstanding. The Company has no definitive plans or commitments to issue additional shares of Common Stock.

Stock Certificates and Fractional Shares

     The Reverse Split will occur on the Effective Date without any further action on the part of stockholders of the Company and without regard to the date or dates on which certificates representing shares of Existing Common are actually surrendered by each holder thereof for certificates representing the number of shares of the New Common which each such stockholder is entitled to receive as a consequence of the Reverse Split. After the Effective Date of the Reverse Split, the certificates representing shares of Existing Common will be deemed to represent two-fifths the number of shares of New Common. Certificates representing shares of New Common will be issued in due course as old certificates are tendered for exchange or transfer to Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004, Attention: Reorganizations (the "Exchange Agent" or "Transfer Agent"), telephone number: 212-509-4000, extension 535.

     No fractional shares of New Common will be issued and, in lieu thereof, stockholders holding a number of shares of Existing Common not evenly divisible by five, upon surrender of their old certificates, will receive cash in lieu of fractional shares of New Common. Such cash payment will not be made until a stockholder's certificates of Existing Common are presented to the Exchange Agent. The price payable by the Company for those shares of Existing Common which are not divisible by five will be equal to the product of (a) the number of such shares which cannot be exchanged for a whole number of shares of New Common and (b) the average of the closing price of one share of Existing Common as reported on the National Market for the 10 business days immediately preceding the Effective Date of the Reverse Split for which transactions in the Existing Common are reported.

Source of Funds; Number of Holders

     The funds required to purchase the fractional shares are available and will be paid from the current cash reserves of the Company. The Company cannot predict with certainty the number of fractional shares or the total amount that the Company will be required to pay for fractional share interests. However, it is not anticipated that the funds necessary to effect the cancellation of fractional shares will be material.

     As of April 6, 1998, there were approximately 1,400 beneficial holders of Existing Common. The Company does not anticipate that, as a result of the Reverse Split, the number of holders of record or beneficial owners of Existing Common or New Common will change significantly.

Exchange of Stock Certificates

     On or around the Effective Date, the Company will send to each stockholder of record as of the Effective Date a transmittal form (the "Transmittal Form") that each such stockholder of record should use to transmit certificates representing shares of Existing Common ("Old Certificates") to the Exchange Agent for exchange or transfer. The Transmittal Form contains instructions for the surrender of Old Certificates to the Exchange Agent in exchange for certificates representing the appropriate number of whole shares in New Common. No new certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates together with a properly completed and executed Transmittal Form to the Exchange Agent.

     Upon proper completion and execution of the Transmittal Form and its return to the Exchange Agent together with all of a stockholder's Old Certificates and/or an Affidavit of Loss for any lost or destroyed certificates, as applicable, that stockholder will receive a new certificate or certificates representing the number of whole shares of New Common into which the shares of Common Stock represented by the Old Certificates are being converted as a result of the Reverse Split. Until surrendered to the Exchange Agent, Old Certificates retained by stockholders will be deemed for all purposes, including voting and payment of dividends, if any, to represent the number of whole shares of New Common to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their Old Certificates to the Exchange Agent until after the Effective Date. Shares of Existing Common surrendered after the Effective Date will be replaced by certificates representing shares of New Common as soon as practicable after such surrender.

     Certificates representing shares of Existing Common which contain a restrictive legend will be exchanged for New Common with the same restrictive legend. As applicable, the time period during which a stockholder has held the Existing Common will be included in the time period during which such stockholder actually holds the New Common received in exchange for such Existing Common for the purposes of determining the term of the restrictive period applicable to the New Common.

Federal Income Tax Consequences

     Except as described below with respect to cash received in lieu of fractional share interests, the receipt of New Common in the Reverse Split should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of New Common received as a result of the Reverse Split (when added to the basis for any fractional share interests to which a stockholder is entitled) will be equal, in the aggregate, to the basis of the Existing Common exchanged for New Common. The per share tax basis of the New Common is based on the tax basis of the Existing Common for which the New Common is exchanged. For purposes of determining whether short-term or long-term capital gains treatment will be applied to a stockholder's disposition of New Common subsequent to the Reverse Split, a stockholder's holding period for the shares of Existing Common will be included in the holding period for the New Common received as a result of the Reverse Split. A stockholder who receives cash in lieu of fractional shares of New Common will be treated as first receiving such fractional shares and then receiving cash as payment in exchange for such fractional shares of New Common and, except for dealers, will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional shares.

     THE DISCUSSION SET FORTH ABOVE CONCERNING CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM WHICH COULD RESULT FROM THE REVERSE SPLIT.

Effectiveness

     The Company reserves the right, upon notice to stockholders, to abandon or modify the proposed Amendment and the Reverse Split at any time prior to the filing of the Amendment upon consent of the Board and the holders of a majority of the Existing Common then issued and outstanding.

Amendment of Certificate of Incorporation

     The first sentence of Article FOURTH of the Certificate of Incorporation will be amended by deleting such sentence and adding the following paragraphs in lieu thereof:

     "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is Nine Million (9,000,000) which are divided into One Million (1,000,000) shares of Preferred Stock, par value $.01 per share, and Eight Million (8,000,000) shares of Common Stock, par value $.01 per share.

     "On the effective date (the "Effective Date") of this Certificate of Amendment, all outstanding shares of Common Stock of the Corporation shall be automatically combined at the rate of two-for-five (the "Reverse Split") without the necessity of any further action on the part of the holders thereof or the Corporation, provided, however, that the Corporation shall, through its transfer agent, exchange certificates representing Common Stock outstanding immediately prior to the Reverse Split (the "Existing Common") into new certificates representing the appropriate number of shares of Common Stock resulting from the combination ("New Common"). No fractional shares, but only whole shares of New Common, shall be issued to any holder of any number of shares which, when divided by five (5), does not result in a whole number. In lieu of fractional shares, the Corporation has arranged for its transfer agent (the "Exchange Agent") to remit payment therefor on the following terms and conditions:

     "The price payable by the Corporation for fractional shares of Existing Common, certificates for which are surrendered to the Exchange Agent in connection with the Reverse Split, shall be equal to the product of (a) the number of such shares which cannot be exchanged for a whole number of shares of New Common and (b) the average of the closing price of one share of Existing Common as reported on The Nasdaq National Market for the 10 business days immediately preceding the Effective Date for which transactions in the Existing Common are reported. The par value of the Common Stock shall remain as otherwise provided in Article FOURTH of this Certificate of Incorporation and shall not be modified as a result of the Reverse Split. From and after the Effective Date, certificates representing shares of Existing Common shall represent only the right of the holders thereof to receive New Common and payment as provided herein for any fractional shares of Existing Common.

     "From and after the Effective Date, the term "New Common" as used in this Article FOURTH shall mean Common Stock as provided in this Certificate of Incorporation."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of May 28, 1998 pertaining to the beneficial ownership of the Common Stock by (i) persons known to the Company to own 5% or more of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company and (iv) directors and executive officers of the Company as a group. Each such person has sole voting and investment powers with respect to his shares. This information has been obtained from the Company's records, or from information furnished directly by the individual to the Company.

                                           Number of Shares     Percentage of
Name of Beneficial Owner                  Beneficially Owned  Outstanding Shares

Duke Liao                                  8,929,053                77.5%

Edwin Feinberg                                13,000(1)               *

Martin Tsai                                   57,512(1)(2)            *

Kenny Liu                                     12,500(1)(2)            *

All directors and executive officers
as a group
(4 individuals)                            9,012,065(1)(2)          77.8%
                                           ---------               -----

------------------------------------------

*  Less than 1%

(1) Represents or includes shares subject to stock options granted by the Company as follows: Mr. Feinberg, 13,000 shares; Mr. Tsai, 27,666 shares; and Mr. K. Liu, 12,500.

(2) Excludes shares of Common Stock that are subject to options which are not currently exercisable as follows: Mr. Tsai, 8,334 shares; and Mr. K. Liu, 2,500 shares.




                                             By Order of the Board of Directors,


                                             Martin Tsai
                                             Vice President-Finance and
Dated: June  , 1998                          Chief Financial Officer


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